UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 22, 2013

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 22, 2013, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect two directors to serve until our annual meeting of stockholders in 2016 and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2013 (“say-on-pay”); (3) to provide a vote on our proposal to amend our 2010 Incentive Compensation Plan; and (4) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2014.

Proposal One: The following directors were elected at the annual meeting:

Director	For	Withheld	Broker Non-Votes
Richard A. Bergman	23,940,461	1,561,953	4,259,042
Russell J. Knittel	22,069,567	3,432,847	4,259,042

Proposal Two: The results of the vote to approve the say-on-pay proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,754,293	1,534,776	213,345	4,259,042

Our stockholders approved the compensation of our named executive officers for fiscal 2013 on a non-binding, advisory basis.

Proposal Three: The results of the vote on the proposal to approve an amendment of our 2010 Incentive Compensation Plan were as follows:

For	Against	Abstain	Broker Non-Votes
13,381,907	11,961,963	158,544	4,259,042

This proposal received the necessary votes in favor to be adopted by our stockholders at the annual meeting.

Proposal Four: The results of the vote on the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2014 were as follows:

For	Against	Abstain	Broker Non-Votes
29,429,308	287,596	44,552	—

This proposal received the necessary votes in favor to be adopted by our stockholders at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 25, 2013	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer, Secretary, and Treasurer